SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	March 21, 2003

COAST CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-26922	88-0345704
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

4500 West Tropicana Avenue, Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 365-7000

(none) (Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        Harlan Braaten, President and Chief Operating Officer of Coast Casinos, Inc. and its operating subsidiary, Coast Hotels and Casinos, Inc., will address participants at the 2003 Lehman Brothers High Yield Bond and Syndicated Loan Conference in Orlando on March 21, 2003. Included in Mr. Braaten’s address will be a discussion of the Company’s preliminary unaudited results of operations for the year ended December 31, 2002 and preliminary forecasts for 2003. Selected slides from his presentation are available on the Company’s web site, www.coastcasinos.com.

SIGNATURES Pursuant to the requirements of the Securities Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST CASINOS, INC. a Nevada corporation
By: Name: Title:	/s/ Gage Parrish Gage Parrish Vice President and Chief Financial Officer
March 21, 2003